                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            THOMASTON MILLS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

THOMASTON MILLS, INC.

                                                    (THOMASTON MILLS, INC. LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 1, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Thomaston Mills, Inc. (the "Company") will be held in the Employee Relations Office of the Company, 207 East Gordon Street, Thomaston, Georgia 30286-0004 on October 1, 1998 at 11:00 A.M., Eastern Daylight Saving Time, for the following purposes:

          (1) To elect a Board of eleven Directors;

          (2) To approve the selection of Ernst & Young LLP, certified public accountants, as independent auditors for the Company for the fiscal year 1999; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof;

all as set forth in the Proxy Statement accompanying this notice.

     The stock transfer books of the Company will not be closed. Only shareholders of record of Class B Common Stock at the close of business on August 20, 1998 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ NEIL H. HIGHTOWER
                                          -----------------------------------
                                          NEIL H. HIGHTOWER
                                          President and Chief
                                          Executive Officer

Dated: August 26, 1998

SHAREHOLDERS ARE URGED TO FILL IN AND EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR ATTENDANCE AT THE MEETING IS URGED. IF YOU ATTEND THE MEETING AND DECIDE YOU WANT TO VOTE IN PERSON YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY.

                             THOMASTON MILLS, INC.
                         ------------------------------
                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 1, 1998

     This statement is furnished in connection with the solicitation by the Board of Directors of Thomaston Mills, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held in the Employee Relations Office of the Company, 207 East Gordon Street, Thomaston, Georgia 30286-0004 on October 1, 1998 at 11:00 A.M., Eastern Daylight Saving Time. A form of proxy is enclosed herewith. Any shareholder who executes and delivers a proxy may revoke it at any time before it is voted by (i) giving written notice to the Secretary of the Company, 115 E. Main Street, P.O. Box 311, Thomaston, Georgia 30286-0004;
(ii) delivering a duly executed proxy bearing a later date to the Secretary of the Company at said address; or (iii) appearing at the meeting and voting in person.

     As of the date hereof, the only business that management intends to present or knows that others will present at the annual meeting is the election of eleven directors; and a proposal to approve the selection of Ernst & Young LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending July 3, 1999.

     All shares of the Company's Class B Common Stock represented by effective proxies will be voted as specified in connection with each of the matters to be voted upon at the Annual Meeting. Unless otherwise specified, proxies will be voted in favor of the slate of eleven nominees for director; and in favor of the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending July 3, 1999.

     The cost of soliciting proxies will be borne by the Company. Officers, directors and employees of the Company may solicit proxies by telephone, telegram or personal interview. Only holders of issued and outstanding shares of Class B Common Stock of the Company of record at the close of business on August 20, 1998 are entitled to notice of, and to vote at, the meeting. Each shareholder is entitled to one vote per share of Class B Common Stock held on such record date. At the close of business on August 20, 1998, there were 1,630,366 shares of Class B Common Stock issued, outstanding and entitled to be voted, and 4,909,680 shares of Class A Common Stock issued and outstanding, which have no voting rights other than those provided by law. Unless the context indicates otherwise, all amounts set forth herein have been adjusted to reflect all stock dividends previously distributed.

     The Company's officers and directors, and certain of their affiliates, own in the aggregate a sufficient number of shares of the Company's Class B Common Stock to approve each of the matters to be presented at the Annual Meeting of Shareholders (see "Principal Holders of Class A and Class B Common Stock") and it is anticipated that such persons will vote their shares in favor of each of the proposals.

     It is anticipated that this proxy statement and the accompanying form of proxy will be mailed to shareholders on or about August 26, 1998.

             PRINCIPAL HOLDERS OF CLASS A AND CLASS B COMMON STOCK

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of August 26, 1998 by (i) each director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table on page 7, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own beneficially more than 5% of the outstanding Class A Common Stock or Class B Common Stock. The numbers and percentages set forth below include shares which are not presently outstanding, but which are subject to presently exercisable options and thus may be deemed outstanding by virtue of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Pursuant to Rule 13d-3(d)(1), shares subject to presently exercisable options held by each director and executive officer are deemed outstanding for purposes of calculating the percentage of total outstanding shares held by such person or by the group, but are not deemed to be outstanding for purposes of calculating the percentage of total outstanding shares held by any other individual.

                                                       CLASS A COMMON STOCK         CLASS B COMMON STOCK
                                                    --------------------------   --------------------------
                                                       SHARES        PERCENT        SHARES        PERCENT
                                                    BENEFICIALLY    OF CLASS     BENEFICIALLY    OF CLASS
NAME OF BENEFICIAL OWNER                               OWNED       OUTSTANDING      OWNED       OUTSTANDING
------------------------                            ------------   -----------   ------------   -----------
Thomas D. Adams, Jr.(1)...........................      44,168         0.84          116,610        6.47
C. Ronald Barfield(2).............................      28,494         0.54           16,552        0.92
Archie H. Davis...................................         900            *              100           *
H. Stewart Davis(3)(4)............................     107,412         2.16          280,636       16.63
Charles F. Eichelberger(3)(5).....................      23,000            *              250           *
George H. Hightower(3)(6).........................     330,532         6.32          131,472        7.29
George H. Hightower, Jr.(3)(7)....................     187,108         3.77          249,976       14.81
Neil H. Hightower(3)(8)...........................     421,052         8.48          313,615       18.58
William H. Hightower, Jr.(3)(9)...................     338,755         6.48           96,324        5.34
William H. Hightower, III(3)(10)..................     127,773         2.59          110,527        6.78
Rosser R. Raines(3)(11)...........................      17,000            *            2,276           *
Dr. Jerry M. Williamson...........................       1,100            *              200           *
Dom H. Wyant......................................         600            *              200           *
All directors and executive officers as a group
  (21 persons)(12)................................   1,221,991        23.36        1,137,119       63.09
Mount Vernon Mills, Inc.(13)......................     758,234        15.44          157,718        9.67
Quest Advisory Corporation and Quest Management
  Company(14).....................................     488,800         9.96                0           *

---------------

  * Less than 1/2 of 1% of class

(1) Mr. Adams' business address is 614 N. Church Street, Thomaston, Georgia 30286. Includes 44,168 shares of Class A Common Stock and 30,990 shares of Class B Common Stock owned of record by Mr. Adams. He is an income beneficiary of a trust holding 186,188 shares of Class A Common Stock and 90,198 shares of Class B Common Stock. Mr. Adams holds voting rights from family members for 85,620 shares of Class B Common Stock.

(2) Includes 660 shares of Class A Common Stock and 320 shares of Class B Common Stock owned of record by Mr. Barfield and 27,834 shares of Class A Common Stock and 16,232 shares of Class B Common Stock owned by Upson County Hospital Trust Fund, a charitable trust (the "Upson Trust").

    Mr. Barfield serves as a trustee of the Upson Trust, the shares of which are voted in accordance with the wishes of the majority of the trustees. Mr. Barfield disclaims beneficial ownership with respect to shares owned by the Upson Trust.

(3) The business address of this beneficial shareholder is c/o Thomaston Mills, Inc., 115 East Main Street, P.O. Box 311, Thomaston, Georgia 30286-0004.

(4) Includes 54,012 shares of Class A Common Stock and 96,963 shares of Class B Common Stock owned of record by Mr. Davis. Mr. Davis holds voting rights from family members for 126,338 shares of Class B Common Stock. Also includes 53,400 shares of Class A Common Stock and 57,335 shares of Class B Common Stock which Mr. Davis could acquire upon the exercise of options within 60 days of August 26, 1998.

(5) Includes 250 shares of Class B Common Stock owned of record by Mr. Charles Eichelberger. Also includes 23,000 shares of Class A Common Stock which Mr. Eichelberger could acquire upon the exercise of options within 60 days of August 26, 1998.

(6) Includes 71,650 shares of Class A Common Stock and 38,224 shares of Class B Common Stock owned of record by Mr. George H. Hightower; 231,048 shares of Class A Common Stock and 77,016 shares of Class B Common Stock owned by Community Enterprises, Inc., a charitable foundation (the "Community Foundation"); and 27,834 shares of Class A Common Stock and 16,232 shares of Class B Common Stock owned by the Upson Trust. Mr. Hightower serves as a trustee of the Community Foundation and the Upson Trust, the shares of which are voted in accordance with the wishes of the majority of the trustees. Mr. Hightower disclaims beneficial ownership with respect to shares owned by the Community Foundation and the Upson Trust.

(7) Includes 133,708 shares of Class A Common Stock and 192,641 shares of Class B Common Stock owned of record by Mr. George H. Hightower, Jr. Also includes 53,400 shares of Class A Common Stock and 57,335 shares of Class B Common Stock that Mr. Hightower could acquire upon the exercise of options within 60 days of August 26, 1998.

(8) Includes 100,449 shares of Class A Common Stock and 162,432 shares of Class B Common Stock owned of record by Mr. Neil H. Hightower; 8,321 shares of Class A Common Stock and 600 shares of Class B Common Stock owned of record by Mr. Hightower's wife; 231,048 shares of Class A Common Stock and 77,016 shares of Class B Common Stock owned of record by the Community Foundation and 27,834 shares of Class A Common Stock and 16,232 shares of Class B Common Stock owned of record by the Upson Trust. Mr. Hightower serves as a trustee of the Community Foundation and the Upson Trust, the shares of which are voted in accordance with the wishes of the majority of the trustees. Mr. Hightower disclaims beneficial ownership with respect to shares owned by his wife, the Community Foundation and the Upson Trust. Also includes 53,400 shares of Class A Common Stock and 57,335 shares of Class B Common Stock that Mr. Hightower could acquire upon the exercise of options within 60 days of August 26, 1998.

(9) Includes 107,707 shares of Class A Common Stock and 19,308 shares of Class B Common Stock owned of record by Mr. William H. Hightower, Jr. and 231,048 shares of Class A Common Stock and 77,016 shares of Class B Common Stock owned of record by the Community Foundation. Mr. Hightower serves as a trustee of the Community Foundation, the shares of which are voted in accordance with the wishes of the majority of the trustees. Mr. Hightower disclaims beneficial ownership with respect to shares owned by the Community Foundation.

(10) Includes 100,235 shares of Class A Common Stock and 109,397 shares of Class B Common Stock owned of record by Mr. William H. Hightower, III and 8,538 shares of Class A Common Stock and

     1,130 shares of Class B Common Stock owned of record by Mr. Hightower's wife. Also includes 19,000 shares of Class A Common Stock which Mr. Hightower could acquire upon the exercise of options within 60 days of August 26, 1998.

(11) Includes 2,276 shares of Class B Common Stock owned of record by Mr. Rosser
     R. Raines. Also includes 17,000 shares of Class A Common Stock which Mr. Raines could acquire upon the exercise of options within 60 days of August 26, 1998.

(12) Includes 142,200 shares of Class A Common Stock that officers, other than Mr. Neil Hightower, Mr. Stewart Davis, Mr. George Hightower, Jr., and Mr. William H. Hightower, III could acquire upon the exercise of options within 60 days of August 26, 1998, in addition to the shares listed above as beneficially owned by Mr. Neil H. Hightower, Mr. H. Stewart Davis, Mr. George H. Hightower, Jr. and Mr. William H. Hightower, III.

(13) Includes 435,839 shares of Class A Common Stock and 151,656 shares of Class B Common Stock owned of record by Mount Vernon Mills, Inc., which has sole voting and investment power with respect to such shares, 49,000 shares of Class A Common Stock owned of record by Pamplin Foundation, 172,350 shares of Class A Common Stock and 6,062 shares of Class B Common Stock owned of record by Robert B. Pamplin, and 101,045 shares of Class A Common Stock owned of record by Christ Community Church for which Robert Pamplin, Jr. has sole voting and investment power. R. B. Pamplin Corporation, a private family-owned corporation of which Mr. Robert B. Pamplin is chairman, owns Mount Vernon Mills, Inc., a textile company based in Greenville, South Carolina.

(14) Based solely on a Schedule 13G filed with the Commission as of February 10, 1998, on behalf of Quest Advisory Corporation, Quest Management Company and Charles M. Royce, these reporting persons have sole voting and investment power with respect to 488,800 shares of Class A Common Stock.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and to provide copies of such reports to the Company. Based solely on the Company's review of the copies of such reports provided to the Company or written representations from certain reporting persons that no annual reports were required for such persons, these filing requirements were satisfied for the year ended June 27, 1998. The Company has no knowledge of any reports filed under Section 16 on behalf of Mount Vernon Mills, Inc. or any affiliates thereof.

                      ELECTION OF DIRECTORS (PROXY ITEM 1)

     Proxies in the accompanying form will be voted as indicated for the election of the eleven nominees for director listed below to serve for one year or until their successors are elected and shall have qualified. In the event that any such nominee is unable to serve, an event which is not anticipated, such proxies will be voted for the remaining nominees and for such other person or persons, if any, as the present Board of Directors may designate.

                                                               COMMON STOCK OWNED BENEFICIALLY
                                                    ------------------------------------------------------
                                         YEAR          CLASS A NON-VOTING             CLASS B VOTING
                                        FIRST             COMMON STOCK                 COMMON STOCK
                                       ELECTED      -------------------------    -------------------------
PROPOSED DIRECTORS, 5 YEAR            A DIRECTOR
 EMPLOYMENT HISTORIES AND               OF THE       NUMBER          PERCENT      NUMBER          PERCENT
CERTAIN OTHER DIRECTORSHIPS    AGE     COMPANY      OF SHARES        OF CLASS    OF SHARES        OF CLASS
---------------------------    ---    ----------    ---------        --------    ---------        --------
Thomas D. Adams, Jr.           54        1976         44,168(1)        0.84       116,610(1)        6.47
President, Adams Realty
Company,
Thomaston, Georgia

C. Ronald Barfield             61        1989         28,494(1)        0.54        16,552(1)        0.92
Partner, Adams, Barfield,
Dunaway & Hankinson
Thomaston, Georgia

Archie H. Davis                56        1993            900              *           100              *
President, CEO and Director
The Savannah Bank, N.A.,
Savannah, Georgia
Formerly Senior Vice
President
of Interstate/Johnson Lane,
also serves as a Director
of the Savannah Bancorp
Savannah, Georgia and
Savannah Electric and Power
Co., Inc., a division of
the Southern Co.

H. Stewart Davis               55        1981        107,412(1)(2)     2.16       280,636(1)(2)    16.63
Executive Vice President of
the Company, Thomaston,
Georgia

George H. Hightower            82        1945        330,532(1)(2)     6.32       131,472(1)(2)     7.29
Retired; formerly Chairman
of the Board of the Company,
Thomaston, Georgia

George H. Hightower, Jr.       49        1981        187,108(1)(2)     3.77       249,976(1)(2)    14.81
Executive Vice President
of the Company
Thomaston, Georgia
also serves as a
Director of Thomaston
Federal Savings and
Loan Association,
Thomaston, Georgia

Neil H. Hightower              57        1980        421,052(1)(2)     8.48       313,615(1)(2)    18.58
President and CEO of the
Company,
Thomaston, Georgia

William H. Hightower, Jr.      86        1939        338,755(1)(2)     6.48        96,324(1)(2)     5.34
Retired, formerly Chairman
of the Board of the Company,
Thomaston, Georgia

Rosser R. Raines               60        1993         17,000(1)           *         2,276(1)           *
Treasurer of the Company
Thomaston, Georgia

                                                               COMMON STOCK OWNED BENEFICIALLY
                                                    ------------------------------------------------------
                                         YEAR          CLASS A NON-VOTING             CLASS B VOTING
                                        FIRST             COMMON STOCK                 COMMON STOCK
                                       ELECTED      -------------------------    -------------------------
PROPOSED DIRECTORS, 5 YEAR            A DIRECTOR
 EMPLOYMENT HISTORIES AND               OF THE       NUMBER          PERCENT      NUMBER          PERCENT
CERTAIN OTHER DIRECTORSHIPS    AGE     COMPANY      OF SHARES        OF CLASS    OF SHARES        OF CLASS
---------------------------    ---    ----------    ---------        --------    ---------        --------
Dr. Jerry M. Williamson        62        1981          1,100              *           200              *
President, Gordon College,
University System of
Georgia,
Barnesville, Georgia

Dom H. Wyant                   71        1983            600              *           200              *
Of Counsel, Formerly
Partner
Jones, Day, Reavis & Pogue
Atlanta, Georgia;
also serves as a Director
of Atlantic American
Corporation

---------------

  * Less than 1/2 of 1% of class.

(1) See footnotes to "Principal Holders of Class A and Class B Common Stock," on Pages 2 through 4 for detailed listing of shares beneficially owned.

(2) The family relationships existing among certain of the nominees are as follows: William H. Hightower, Jr. and George H. Hightower are brothers. Neil H. Hightower is the son of William H. Hightower, Jr.; George H. Hightower, Jr. is the son of George H. Hightower; H. Stewart Davis is the nephew of William H. Hightower, Jr. and George H. Hightower.

                       DIRECTORS COMMITTEES AND MEETINGS

     The Board of Directors held six meetings during fiscal 1998. The following table sets forth information regarding certain Committees of the Board of
Directors:

                                                                  COMMITTEE          NUMBER OF
                 DESCRIPTION OF COMMITTEE                          MEMBERS         MEETINGS HELD
                 ------------------------                         ---------        -------------
Executive -- purpose of which is to act on behalf of Board   G. H. Hightower            10
  during the intervals between formal meetings of the full   N. H. Hightower
  Board, in accordance with the policies of the Company      W. H. Hightower, Jr.
  and its Articles of Incorporation and Bylaws

Audit -- purpose of which is to recommend the selection      T. D. Adams, Jr.            2
  of an independent public accounting firm to audit the      C. R. Barfield
  books and records of the Company; consult with both the    A. H. Davis
  independent and internal accountants concerning the        J. M. Williamson
  scope of their work and review with them their findings;   D. H. Wyant
  and to monitor the internal controls of the Company

Stock Option -- purpose of which is to administer the stock  T. D. Adams, Jr.            2
  option plans of the Company                                C. R. Barfield
                                                             A. H. Davis
                                                             J. M. Williamson
                                                             D. H. Wyant

     During fiscal 1998, the Board of Directors and its committees held a total of 19 meetings. Overall attendance at Board and Committee meetings was over 99%.

     The standard arrangement for Directors fees is as follows:

Annual Directors Retainer Fee...............................  $8,000
Directors Fee Per Meeting...................................     600
Monthly Executive Committee Fee.............................     300
Audit Committee Per Meeting.................................     600

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation paid by the Company for services in all capacities to the Company's Chief Executive Officer and four most highly compensated other executive officers.

                             LONG TERM COMPENSATION

                                  FISCAL    ANNUAL COMPENSATION    SECURITIES UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR           SALARY                OPTIONS(#)          COMPENSATION(4)
---------------------------       ------    -------------------    ---------------------    ---------------
Neil H. Hightower                  1998          $305,910                 41,473(1)             $15,200
  President, CEO                   1997           301,455                    -0-                 15,200
  and Director                     1996           292,750                 22,000(2)              15,200

H. Stewart Davis                   1998           277,070                 41,473(1)              11,600
  Executive Vice-President         1997           273,035                    -0-                 11,600
  and Director                     1996           265,000                 22,000(2)              11,600

George H. Hightower, Jr.           1998           277,070                 41,473(1)              11,600
  Executive Vice-President         1997           273,035                    -0-                 11,600
  and Director                     1996           265,000                 22,000(2)              11,600

Rosser R. Raines                   1998           142,161                  3,000(3)              11,600
  Treasurer                        1997           140,091                    -0-                 11,600
  and Director                     1996           137,015                  8,000(3)              11,600

Charles F. Eichelberger            1998           140,080                  3,000(3)                 -0-
  Vice President                   1997           138,040                    -0-                    -0-
                                   1996           134,250                  8,000(3)                 -0-

---------------

(1) Consists of 15,000 shares of Class A Common Stock and 26,473 shares of Class B Common Stock.
(2) Consists of 11,000 shares of Class A Common Stock and 11,000 shares of Class B Common Stock.
(3) Class A Common Stock.
(4) Amounts shown are for services as Directors, paid in accordance with the fee schedule on Page 7.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                        PERCENT OF TOTAL
                                NUMBER OF SECURITIES        OPTIONS
                                     UNDERLYING            GRANTED TO      EXERCISE OR
                                      OPTIONS             EMPLOYEES IN     BASE PRICE                      GRANT DATE
NAME                                 GRANTED(#)           FISCAL YEAR        ($/SH)      EXPIRATION DATE   VALUE $(1)
----                           ----------------------   ----------------   -----------   ---------------   ----------
Neil H. Hightower............   15,000      Class A           6.00            8.50          08-12-07         37,650
                                26,473      Class B          33.33            9.00          08-12-07         67,241

H. Stewart Davis.............   15,000      Class A           6.00            8.50          08-12-07         37,650
                                26,473      Class B          33.33            9.00          08-12-07         67,241

George H. Hightower, Jr. ....   15,000      Class A           6.00            8.50          08-12-07         37,650
                                26,473      Class B          33.33            9.00          08-12-07         67,241

Rosser R. Raines.............    3,000      Class A           1.20            8.50          08-12-07          7,530
                                    --           --             --              --                --             --

Charles F. Eichelberger......    3,000      Class A           1.20            8.50          08-12-07          7,530
                                    --           --             --              --                --             --

---------------

(1) The value was calculated using the Black-Scholes methodology. The Company's future stock performance will not necessarily be consistent with such valuation.

     The table below sets forth information as of June 27, 1998 with respect to exercised and unexercised stock options by the executive officers of the Company named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                             NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                    OPTIONS                IN-THE-MONEY OPTIONS
                                SHARES                       AT FISCAL YEAR END(#)        AT FISCAL YEAR END*($)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Neil H. Hightower
  Class A                          0             0               0            0                0            0
  Class B                          0             0               0            0                0            0

H. Stewart Davis
  Class A                          0             0               0            0                0            0
  Class B                          0             0               0            0                0            0

George H. Hightower, Jr.
  Class A                          0             0               0            0                0            0
  Class B                          0             0               0            0                0            0

Rosser R. Raines
  Class A                          0             0               0            0                0            0
  Class B                          0             0               0           --               --           --

Charles F. Eichelberger            0             0               0            0                0            0
                                   0             0               0            0                0            0

---------------

* Based on the closing price reported on NASDAQ at fiscal year end less the exercise price.

                               PENSION PLAN TABLE

                                  YEARS OF SERVICE
                  -------------------------------------------------
REMUNERATION(1)     15       20       25        30      35 AND OVER
---------------   ------   ------   -------   -------   -----------
     75,000       10,369   13,826    17,282    20,739      24,195
    100,000       14,682   19,576    24,470    29,364      34,258
    125,000       18,994   25,326    31,657    37,989      44,320
    150,000       23,307   31,076    38,845    46,614      54,383
    175,000       27,619   36,826    46,032    55,239      64,445
    200,000       31,932   42,576    53,220    63,864      74,508
    225,000       36,244   48,326    60,407    72,489      84,570
    250,000       40,557   54,076    67,595    81,114      94,633
    275,000       44,869   59,826    74,782    89,739     104,695
    300,000       49,182   65,576    81,970    98,364     114,758
    400,000       66,432   88,576   110,720   132,864     155,008

---------------

(1) Five-Year Average Annual Compensation

     The table above sets forth the estimated annual benefit payable upon retirement at normal retirement age 65 and under (i) the Company's noncontributory retirement plan covering salaried employees (the "Retirement Plan") and (ii) with respect to three executive officers whose benefits under the Retirement Plan are subject to certain restrictions which apply to tax-qualified plans, Executive Compensation Continuation Agreements (the "Supplemental Agreements") entered into between the Company and such executives. The estimated annual benefits payable set forth above are based on the indicated assumptions as to average annual compensation and years of service as a plan member, and the maximum Covered Compensation amount applicable in 1998 of $31,128. The Retirement Plan provides a retirement benefit at normal retirement for full career employees (35 years of service) of 40.25% of earnings in excess of Covered Compensation and 21.00% of earnings under Covered Compensation. Covered Compensation is the average of the Social Security Wage Bases for the 35 years ending in the year of attainment of the Social Security Retirement Age. Annual employer's contributions to the Retirement Plan are determined by actuarial computations to fund the Retirement Plan. Amounts contributed are not allocated to individual participants. The term compensation is defined in the Retirement Plan as all salaries paid. The credited years of service under the Retirement Plan for the officers named in the foregoing compensation table as of August 26, 1998, were: Mr. Neil H. Hightower (age 57)-33 years; Mr. H. Stewart Davis (age 55)-34 years; Mr. George H. Hightower, Jr. (age 49)-24 years; Mr. Charles F. Eichelberger (age 59)-15 years; Mr. Rosser R. Raines (age 60)-36 years.

     The Supplemental Agreements obligate the Company to provide pension and/or death benefits to certain executives that will supplement those benefits paid under the Retirement Plan, and will be equal to the difference between the benefit which the executive or his beneficiary would receive from the Retirement Plan in the absence of federally-imposed limitations on the amount of compensation which may be considered for purposes of the Retirement Plan and on the maximum amount of benefits payable from tax-qualified plans, and the amount which the executive or beneficiary in fact receives from the Retirement Plan. For purposes of these agreements, the definition of compensation does not include any gain which might result from exercise of any stock options granted to the executive by the Company. This benefit is unfunded and may be forfeited by the executive in certain circumstances.

              JOINT EXECUTIVE COMMITTEE AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Executive Committee recommends compensation for each of the Company's executive officers to the Board of Directors. While the profitability of the Company is generally considered with respect to executive compensation, no specific thresholds or formulas are used. Factors considered by the Executive Committee are typically subjective, including any planned changes in functional responsibilities and the Executive Committee's perception of the individual's performance. The compensation of the Chief Executive Officer is determined in the same manner as the compensation of other executive officers.

     The Company has granted stock options to its executive officers in the past to strengthen the mutuality of interest between the Company's senior management and shareholders. Executive officers are encouraged to accumulate stock of the Company over time. Stock options help to retain and motivate executives, but reward executives only for overall performance which improves returns for shareholders. Each of the Company's executive officers has been granted stock options in previous years pursuant to the Company's stock option plans. Stock options provided under the 1997 Stock Option Plan were granted to executives during the fiscal year 1997 and are included in the table on page 9 of the proxy report.

     Federal tax legislation enacted in 1993 would preclude public companies from taking a tax deduction for compensation over $1 million which is not "performance-based" and is paid, or otherwise taxable to persons named in the Summary Compensation Table and employed by the Company at the end of the applicable tax year. No named executive officer is likely to earn over $1 million in the near future. The Company intends to monitor executive compensation with respect to federal tax law.

     The Executive Committee has approved the Supplemental Agreements with executive officers whose benefits under the Retirement Plan would be subject to certain restrictions which apply to tax-qualified plans. The purpose of the Supplemental Agreements is to ensure that each executive officer's total retirement income benefit will equal the amounts that would have been payable under the Retirement Plan to him absent such limitations.

     Submitted by the Executive Committee and the Stock Option Committee of the Board of Directors.

          Executive Committee                      Stock Option Committee
          -------------------                      ----------------------
          Neil H. Hightower                        Thomas D. Adams, Jr.
          William H. Hightower,                    C. Ronald Barfield
          George H. Hightower                      Archie H. Davis
                                                   Jerry M. Williamson
                                                   Dom H. Wyant

            EXECUTIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Committee consists of Neil H. Hightower, George H. Hightower and William H. Hightower, Jr. Neil H. Hightower is an executive officer of the Company. George H. Hightower and William H. Hightower, Jr. are former executive officers of the Company.

                            STOCK PERFORMANCE GRAPH

     The following graph compares, for a five-year period ending June 27, 1998, the Company's total return to Class A shareholders (stock price increase plus dividends, divided by beginning stock price) with that of (i) Standard & Poor's 500 Composite Index and (ii) a peer group comprised of the following publicly traded textile companies:

         Burlington Industries, Inc.
         Cone Mills Corp.
         Delta Woodside Industries, Inc.
         Dixie Yarns, Inc.
         Dominion Textile, Inc.
         Galey & Lord, Inc.
         Springs Industries, Inc. (Class A)
         Texfi Industries, Inc.

                                                     Thomaston
               Measurement Period                   Mills, Class
             (Fiscal Year Covered)                       A             S & P 500         Peer Group
1993                                                        100.00            100.00            100.00
1994                                                         88.80            101.41             94.38
1995                                                         64.69            127.84             86.49
1996                                                         55.68            161.08             97.35
1997                                                         55.24            216.98            100.50
1998                                                         33.07            282.42             97.04

     - ASSUMES INITIAL INVESTMENT OF $100

     - USES AVERAGE BEGINNING OF PERIOD MARKET CAPITALIZATION

     - PEER GROUP EXCLUDES THOMASTON MILLS, INC. PERFORMANCE

                          TRANSACTIONS BETWEEN COMPANY
                       AND DIRECTORS, OFFICERS AND OWNERS

     In the ordinary course of its business, the Company purchases cloth and other textile products at prevailing market prices from a variety of suppliers, including Mount Vernon Mills, Inc., which is the beneficial owner of more than 5% of the outstanding Class B Common Stock. During the last fiscal year, Company purchases from Mount Vernon Mills, Inc. amounted to approximately $5.4 million. Except as set forth above, in the last fiscal year there have been no transactions or series of similar transactions, nor are there any currently proposed transactions or series of similar transactions, exceeding $60,000, to which the Company or any of its subsidiaries was or is to be a party, with any director, director nominee, executive officer, beneficial or record shareholder owning more than 5% of the outstanding Class B Common Stock, or any member of the immediate family of any of the foregoing persons. Director nominee Dom H. Wyant is Of Counsel to the law firm of Jones, Day, Reavis & Pogue, which was retained for legal services. Director nominee C. Ronald Barfield is a partner of the law firm Adams, Barfield, Dunaway & Hankinson, which was also retained for legal services.

          APPROVAL OF SELECTION OF INDEPENDENT AUDITORS (PROXY ITEM 2)

     The Board of Directors of the Company has selected Ernst & Young LLP, certified public accountants, to serve as independent auditors for the ensuing fiscal year, subject to ratification by the Company's shareholders.

     A representative of Ernst & Young LLP is expected to be present at the shareholders' meeting and have the opportunity to make a statement if he so desires. Such representative will be available to respond to appropriate questions.

     Except in its capacity as independent auditors, Ernst & Young LLP has no direct or indirect financial interest in the Company and has not had any such interest during the past three years.

     The Audit Committee of the Board of Directors approved all of the non-audit services provided by Ernst & Young LLP and believes they have no effect on audit independence.

           SHAREHOLDERS ENTITLED TO VOTE AND VOTE REQUIRED FOR ACTION

     Only shareholders of record of Class B Common Stock at the close of business on August 20, 1998 will be entitled to vote at the meeting. Each shareholder of record on the record date is entitled to one vote for each share of Class B Common Stock of the Company held by him. With respect to each of the proposals to be presented at the Annual Meeting of Shareholders and with respect to the election of the eleven nominees for director, a majority of the votes represented at the meeting will be required for approval. Under the Company's Bylaws, properly executed proxies either marked "abstain" or held in "street name" by brokers that are not voted on one or more particular matters (if otherwise voted on at least one matter) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting but will not be treated as either a vote for or a vote against any of the matters to which such abstention or broker non-vote applies.

     The Company has 4,909,680 shares of Class A Common Stock outstanding as of August 20, 1998. The Class A Common Stock has no voting rights except as may otherwise be required by law. No action involving such voting rights is expected to be proposed at the Annual Meeting to be held on October 1, 1998.

                            SHAREHOLDERS' PROPOSALS

     Shareholders' proposals intended for inclusion in next year's proxy statement should be sent to the Secretary of the Company, P.O. Box 311, Thomaston, Georgia 30286-0004 and must be received by April 27, 1999.

                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

     The management does not know of any matter other than those referred to in the accompanying notice of the Annual Meeting of Shareholders which is to come before the meeting. As to any other matters or proposals that may legally come before the meeting, it is the intention of the persons named as attorneys in the proxy to vote said proxy in accordance with their best judgment.

     THE DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR THE ELECTION OF THE ELEVEN NOMINEES AS DIRECTORS; AND FOR RATIFYING THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

     IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY.

                                                                        APPENDIX


                             THOMASTON MILLS, INC.
                              115 EAST MAIN STREET
                     P.O. BOX 311, THOMASTON, GEORGIA 30286

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Neil H. Hightower and George H. Hightower, Sr. as Proxies, or either of them, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class B Stock of Thomaston Mills, Inc. held of record by the undersigned on August 20, 1998 at the annual meeting of shareholders to be held on October 1, 1998 or any adjournment thereof, at the Employee Relations Office, 207 East Gordon Street, Thomaston, Georgia 30286.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

                MANAGEMENT RECOMMENDS A VOTE FOR ALL PROPOSALS.

--------------------------------------------------------------------------------
           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the reverse side of this card. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by
President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?

----------------------------------------

----------------------------------------

----------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


---------------------------------------------         1. Election of Directors                             For All   With-   For All
            THOMASTON MILLS, INC.                                                                          Nominees  hold    Except
---------------------------------------------         THOMAS D. ADAMS, JR.       ROSSER R. RAINES
                                                      C. RONALD BARFIELD         NEIL H. HIGHTOWER            [ ]     [ ]      [ ]
                                                      H. STEWART DAVIS           GEORGE H. HIGHTOWER, JR.
                                                      WILLIAM H. HIGHTOWER, JR.  DR. JERRY M. WILLIAMSON
                                                      GEORGE H. HIGHTOWER        DOM H. WYANT
                                                      ARCHIE H. DAVIS

                                                      NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's(s') name(s).
                                                      Your shares will be voted for the remaining nominees.

                                                                                                              For   Against  Abstain
                                                      2. To approve the selection of Ernst & Young LLP
                                                         as the independent auditors of the corporation.      [ ]     [ ]      [ ]

                                                      3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                               ----------------
   Please be sure to sign and date this Proxy.   Date
---------------------------------------------------------------       Mark box at right if an address change or comment        [ ]
                                                                      has been noted on the reverse side of this card.



---Shareholder sign here--------------Co-owner sign here-------
